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                             AGREEMENT REGARDING OPTIONS

    This Agreement Regarding Options (this "Agreement") is entered into as of July __, 1997 by and between General Communication, Inc., an Alaska corporation (the "Company") and ______________________, an individual ("Optionee").

                                       RECITALS

    This Agreement is entered into in connection with a public offering by the Company of approximately 7,000,000 shares of its Class A common stock, no par value ("Class A Common Stock"). In order to make available to the Company a sufficient number of shares of Class A Common Stock to complete the planned offering, Optionee desires to enter into this Agreement agreeing not to exercise their rights under the option to acquire Class A Common Stock held by Optionee included on the attached Schedule.

                                      AGREEMENT

    For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and Optionee agree as follows:

    1. Optionee agrees that it will not exercise any of the options to acquire Class A Common Stock included on the attached Schedule unless and until the Company has filed with the Alaska Secretary of State an amendment to the Company's Articles of Incorporation which increases the number of shares of Class A Common Stock that the Company is authorized to issue from 50,000,000 to at least 52,000,000 (the "Amendment").

    2. The Company agrees that it will use its best efforts to take all action necessary to validly file the Amendment with the Alaska Secretary of State as promptly as practicable following the execution of this Agreement, including using its best efforts to obtain the requisite approval of the Company's shareholders at its next annual meeting of shareholders, currently scheduled to be held in September 1997.

    3. This Agreement will terminate on November 1, 1997 if the Company has not completed its planned public offering of approximately 7,000,000 shares of Class A Common Stock on or before such date. This Agreement is governed and interpreted by the laws of the State of Alaska, without regard to its conflict of law rules.

[OPTIONEE]                             GENERAL COMMUNICATION, INC.

By:________________________________    By:________________________________
Name:______________________________         Name:_________________________
Title:_____________________________         Title:________________________